Exhibit 99.1
ARLINGTON TANKERS LTD.
2007 BONUS PLAN
     1.      Purpose. The purpose of this Bonus Plan (this “Plan”) is to retain and to provide an incentive for the executive officers of Arlington Tankers Ltd., a Bermuda corporation (the “Company”).
     2.      Period Covered by Plan. This Plan shall cover the fiscal year ending December 31, 2007.
     3.      Eligibility. The co-chief executive officers of the Company as of the date of the adoption of this Plan are eligible to participate in the Plan (each a “Participant”). In order to be eligible to receive any bonus payments under this Plan, as described in Exhibit A, the Participant must be employed by the Company as of December 31, 2007 (the “Determination Date”).
     4.       Bonus Payments. In the event that the Company achieves an objective set forth on Exhibit A attached hereto, each Participant shall be eligible to receive the bonus payment set forth opposite such objective consistent with the terms set forth in this Plan. The bonus amounts set forth on Exhibit A are cumulative, meaning that each Participant shall be eligible to receive the bonus payment for each objective achieved, it being understood that (1) the Qualified Transaction Bonus Payment would be paid only once, even if more than one Qualified Transaction is completed during 2007; and (2) the Other Approved Transaction Objective may be satisfied whether or not any Qualified Transactions are completed during 2007. If, prior to the time that all Reconfirmation Payments shall have been paid, a Participant’s employment with the Company is terminated in circumstances that would entitle such Participant to compensation under Section 4.2 of such Participant’s Executive Change in Control Agreement, dated as of October 24, 2005 (a “Change in Control Agreement”), then, in addition to any other payments to which such Participant would be entitled under such Change in Control Agreement, such Participant shall be eligible to receive accelerated payment of any such unpaid Reconfirmation Payments.
     5.       Withholding Taxes. The Company may deduct from any payment otherwise due to Participants under this Plan any amount required to be withheld by the Company under applicable federal, state, and local or other income and employment tax withholding laws and regulations. If the Company elects not to or cannot withhold such amounts from payments due to a Participant, each Participant must pay the Company the full amount, if any, required for withholding.
     6.      Non-Assignability. No Participant shall have the power or right to transfer, assign, mortgage, or otherwise encumber his interest under this Plan; nor shall such interest be subject to seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant’s bankruptcy, insolvency, divorce or separation. This Plan shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
     7.       Amendment and Termination of this Plan. The Compensation Committee may amend or terminate this Plan or any portion thereof at any time.

     8.      Administration. This Plan shall be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable. The Compensation Committee shall have broad discretion to construe and interpret the terms of this Plan, to make adjustments or amendments to this Plan, and to make determinations as to whether the criteria for bonus payments have been satisfied. All decisions by the Compensation Committee shall be made in the Compensation Committee’s sole discretion and shall be final and binding on all Participants and all persons having or claiming any interest in this Plan. No member of the Compensation Committee shall be liable for any action or determination relating to or under this Plan unless it is demonstrated that such action or determination was made in bad faith.
     9.      Compliance With Code Section 409A. Notwithstanding any other provision of this Plan to the contrary, all bonus payments made hereunder should be made no later than thirty days following the Determination Date. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Internal Revenue Code is not so exempt or compliant or for any action taken by the Compensation Committee.
     10.       Employment Rights. The adoption of this Plan does not confer upon any Participant any right to continued employment with or service to the Company or interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time.
     11.       Unfunded, Unsecured Obligation. This Plan shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. Additionally, nothing contained herein shall be construed as giving a Participant, his or her beneficiary, or any other person, any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under this Plan, a Participant, his or her beneficiary, and any other person having a claim for payment shall be unsecured creditors.
     12.      Governing Law. This Plan shall be construed, interpreted and enforced in accordance with the internal laws of the State of Connecticut without regard to any applicable conflicts of laws.
     13.      Effective Date. This Plan is effective on April 20, 2007 (the “Effective Date”), the date on which the Board of Directors of the Company approved this Plan.

Exhibit A

Objective
Complete at least one transaction during 2007 that satisfies the following criteria (the “Transaction Criteria”):
•   Transaction consideration with an aggregate value equal to or greater than $50 million; and
•   At the time of the closing of the transaction, the projected cash available for dividends must be greater than or equal to the Company’s blended cost of capital of 8.3%, referred to as “Investment Criteria”, for a minimum of five years.
Any transaction that satisfies the Transaction Criteria is referred to as a “Qualified Transaction” and this performance objective is referred to as the “Qualified Transaction Objective.”
Bonus Payment
One lump sum cash payment of $200,000 (the “Qualified Transaction Bonus Payment”), payable within two business days following the date on which the Company holds its first regularly scheduled Board of Directors meeting in 2008.

With respect to any Qualified Transaction completed in 2007, a one-time re-confirmation by the Compensation Committee that, as of the first anniversary of the closing of such Qualified Transaction, such Qualified Transaction satisfies the initial Investment Criteria (the “Reconfirmation Objective”).
For each Qualified Transaction that satisfies the Reconfirmation Objective, four annual lump sum cash payments (each, a “Reconfirmation Bonus Payment” and, collectively, the “Reconfirmation Bonus Payments”), the first payable within two business days following the date on which the Company holds its first regularly scheduled Board of Directors meeting in 2009, so long as the Participant is employed by the Company as of December 31, 2008; the second payable on the date on which the Company holds its first regularly scheduled Board of Directors meeting in 2010, so long as the Participant is employed by the Company as of December 31, 2009; the third payable on the date on which the Company holds its first regularly scheduled Board of Directors meeting in 2011, so long as the Participant is employed by the Company as of December 31, 2010; and the fourth payable on the date on which the Company holds its first regularly scheduled Board of Directors meeting in

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2012, so long as the Participant is employed by the Company as of December 31, 2011. The amount of each annual Reconfirmation Bonus Payment for a particular Qualified Transaction shall be calculated based upon such Qualified Transaction’s projected amount of cash available for dividends during the five-year period following the closing of such Qualified Transaction, multiplied by 1.5%, and then divided by four. For example, if the Compensation Committee estimates that such Qualified Transaction will generate cash available for dividends of $41.5 million during the five-year period following the closing of such transaction, then each executive officer would be eligible to receive an annual Reconfirmation Bonus Payment of $155,625 ($41.5 million times 1.5%= $622,500/4= $155,625).

Complete one or more transactions during 2007 that are not Qualified Transactions, but which are approved by the Company’s Board of Directors, but is less than $50 million (the “Other Approved Transaction Objective”).
The total amount of general and administrative expenses during 2007, excluding Participants’ bonus compensation pursuant to this Plan, as confirmed by the Company’s independent auditors, does not exceed the approved budget for fiscal year 2007.
A maximum lump sum cash payment of $150,000, payable within two business days following the date on which the Company holds its first regularly scheduled Board of Directors meeting in 2008.
A maximum lump sum cash payment of $50,000, payable within two business days following the date on which the Company holds its first regularly scheduled Board of Directors meeting in 2008.

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